OSTEOTECH, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN 1

SECTION 1. INTRODUCTION

          The Osteotech, Inc. 1994 Employee Stock Purchase Plan (the “Plan”) is designed to provide employees of Osteotech, Inc. (the “Company”) and its subsidiaries with the incentive and opportunity to acquire or increase their holdings of the Company’s common stock, $.01 par value (the “Stock”) by granting Stock Purchase Rights (each an “SPR” and collectively, “SPRs”) to such employees on July 1, October 1, January 1 and April 1 of each year in which the Plan is in effect (each such date hereafter referred to as the “Grant Date”). The first Grant Date under the Plan shall be July 1, 1994. The SPRs granted on July 1 shall be exercised on September 30; SPRs granted on October 1 shall be exercised on December 31; SPRs granted on January 1 shall be exercised on March 31; and SPRs granted on April 1 shall be exercised on June 30, in accordance with the terms hereof. Each September 30, December 31, March 31 and June 30 shall be referred to herein as an “Exercise Date”. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION 2. ELIGIBLE EMPLOYEES; LIMITS ON GRANTS

               2.1     A person is eligible to participate in the Plan if (i) on the first date of the month immediately preceding the month in which the Grant Date occurs and (ii) on the Grant Date, such employee is an employee of the Company. The term “employee” means a full-time

[1]

On March 19, 1999 Osteotech’s stock split so that for every two shares outstanding a holder would receive 3 shares. Therefore, the number of shares issuable pursuant to the Plan increased from 250,000 to 375,000. The Plan was amended by the stockholders of the Company on June 13, 2002, increasing he number of shares issuable pursuant to he plan from 375,000 to 575,000. The Plan was further amended by the stockholders of the Company on June 9, 2005, extending the expiration date of the plan to July 1, 2009.

employee of either the Company or of a subsidiary corporation (“Subsidiary”) of the Company including, but not limited to, HC Implants BV, Osteotech BV, CAM Implants BV and CAM Implants Inc. For purposes of this Plan, a full-time employee is an employee who completes at least twenty (20) hours of work each week for the Company or any Subsidiary. For purposes of this Plan, the term “Subsidiary” shall mean any present or future corporation which (i) would be a “subsidiary corporation” of the Company, as the term is defined in Code Section 424(f) and (ii) is designated as a participant in the Plan by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

               2.2     Notwithstanding the foregoing, an employee will not be granted an SPR under the Plan to the extent the grant of such SPR would cause such employee: (i) immediately after such SPR is granted, to own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, (for purposes of determining stock ownership under this Section, the rules of Code Section 424(d) shall apply); or (ii) to hold stock purchase rights under all employee stock purchase plans qualified under Code Section 423, including SPRs under this Plan, which are exercisable for the first time during any calendar year under the terms of this Plan and all other such plans for Stock with a fair market value (determined at the time the SPR is granted hereunder) in excess of $25,000. For purposes of the limitation contained in clause (ii) above “employee stock purchase plans” shall not include the Company’s or a Subsidiary’s stock option plans. For purposes hereof the fair market value of the Stock shall be the reported last sale price as reported on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ-NMS”) on the relevant Grant Date.

SECTION 3. STOCK

          The stock subject to the SPRs shall be Stock which is authorized, but unissued or reacquired. The aggregate number of shares which may be issued under this Plan shall not exceed 575,000 shares of Stock, provided, however, that in the event it becomes necessary to reduce the number of shares subject to the Plan for any reason, the Compensation Committee reserves the right at any time to reduce the number of shares subject to the Plan, to the extent necessary. The number of shares of Stock available for purchase under the Plan may be increased, subject to the approval of the Company’s stockholders.

SECTION 4. GRANT OF SPR

          SPRs to purchase shares of Stock will be granted on each Grant Date. The period between each Grant Date and the corresponding Exercise Date shall be the “SPR Period.”

SECTION 5. ELECTIONS TO PURCHASE SHARES
AND PAYROLL DEDUCTIONS

               5.1     An eligible employee may purchase shares of Stock under the Plan only by payroll deductions. Each eligible employee who elects to participate in the Plan (a “participant”) shall deliver to the Company during the enrollment period, as defined in Section 5.4, a written payroll deduction authorization on a form approved by the Compensation Committee (i) giving notice of the participant’s election to have amounts deducted from such participant’s compensation from the Company or a Subsidiary which will be used by the participant to purchase shares of Stock under the Plan and (ii) designating the percentage of the participant’s compensation to be deducted by the Company or a Subsidiary from such participant’s compensation during the SPR Period, which designation shall equal no less than one percent (1%) and no more than seven and one-half percent (7.5%) of that portion of the participant’s Annual Compensation actually paid to the participant during the SPR Period;

provided, however, that in no event will the amount deducted exceed seven and one-half percent (7.5%) of the participant’s Annual Compensation (as defined below). Deductions shall commence, for each participant, on the first payday during the SPR Period immediately following the enrollment of such participant. The amount to be deducted each payday shall equal the percentage of compensation set forth in the participant’s written payroll deduction authorization form delivered to the Company hereunder.

               5.2     For purposes of Section 5.1, “Annual Compensation” means all cash compensation, including without limitation, commissions, incentives and bonuses, overtime, or other special payments, fees or allowances actually paid to an employee in any one year period.

               5.3     Except as permitted under Section 7 or as required to comply with the limitation set forth in Section 5.1 or as otherwise may be required by law, payroll deduction authorizations made pursuant to Section 5.1 shall not be changed.

               5.4     The enrollment period applicable to each Grant Date shall be no less than the one month prior to such Grant Date and shall be determined by the Compensation Committee, which shall announce such enrollment period in advance to the eligible employees.

               5.5     A stock purchase account shall be established for each participant (the “Account”), to which all payroll deductions made for that participant will be credited. Amounts credited to Accounts will be under the control of the Company, may be commingled with any other funds of the Company, may be maintained or controlled as a single fund or account, and may be used for any corporate purpose. Amounts credited to Accounts for participants who are employees of a Subsidiary will be remitted to the Company from time to time. No interest will be paid or credited to any participant or such participant’s Account under the Plan.

               5.6     In the event that any law or regulation, in the opinion of counsel for the Company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including (without limitation) the deposit of any such funds in individual bank accounts opened for participants.

SECTION 6. EXERCISE OF SPRS

               6.1     Except as otherwise provided herein, on each Exercise Date shares of Stock will be issued to each participant pursuant to SPRs granted to such participant on the immediately preceding Grant Date in consideration for the funds credited to such participant’s Account and the number of shares of Stock issued to each participant on the Exercise Date pursuant to SPRs granted to such participant hereunder shall equal the quotient obtained by dividing the total amount of funds credited to such participant’s Account as of the close of business on the Exercise Date by the Per Share Purchase Price (as determined in accordance with Section 6.2). Upon each Exercise Date the funds credited to each Participant’s Account used to purchase shares of Stock hereunder shall be credited to the capital of the Company and become the property of the Company. Unless the Company’s Director of Human Resources (the “DHR”) is otherwise notified in writing by a participant, any balance in each participant’s Account after payment of the purchase price paid for the shares of Stock issued upon exercise of an SPR (or, in the event the participant elects not to purchase shares pursuant to this Section 6.1, the total amount in such Account) shall be credited to the participant’s Account for the following SPR Period. Upon receipt by the DHR of a written notice from a participant requesting the return of any balance in a participant’s Account, such balance shall be promptly refunded to the participant, without interest.

               6.2     The purchase price per share of Stock under this Plan shall be an amount equal to 85% of the reported last sale price of the Company’s Stock as reported on NASDAQ-NMS on the applicable Exercise Date (the “Per Share Purchase Price”).

               6.3     The Company will issue and deliver to each participant, in the participant’s name, certificates representing the number of whole shares of Stock acquired on account of the exercise of the SPR as soon as practicable following the Exercise Date. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be applied to the participant’s Account for the following SPR Period or upon written request of the participant, promptly returned, without interest, to such participant following the applicable Exercise Date. The participant shall be entitled to all rights as a holder of the shares of Stock issued to such participant hereunder, including the right to vote the shares and receive dividends thereon, as of the date such shares are issued.

               6.4     If the Company is required to obtain any governmental authority to issue such shares of Stock, including but not limited to, registration of the issuance of shares of Stock under this Plan under the Securities Act of 1933, as amended (the “Securities Act”), the Company will take all reasonable steps to obtain that authority. The inability of the Company to obtain any governmental authority considered necessary for the lawful issuance of such shares shall relieve the Company from liability to any participant in the Plan except to return the amount of the balance in the participant’s Account, without interest.

SECTION 7. CHANGES IN ELECTION TO PURCHASE

          At any time during the SPR Period, a participant may give written notice to the DHR that the participant’s payroll deductions shall cease and, in such notice, shall designate whether the amounts in such participant’s Account shall be withdrawn or left in the Account to permit such participant to purchase shares of Stock on the Exercise Date. Upon receipt of the notice, the participant’s payroll deductions shall cease as soon as administratively practicable and the participant shall not be eligible to resume payroll deductions during the SPR Period. If the participant has specified in the notice required hereinabove that the amount in such participant’s Account shall be withdrawn, the amount shall be paid to the participant, without interest. In all other cases, the amount credited to the participant’s account shall be applied in the manner specified in Section 6.1.

SECTION 8. CHANGE IN EMPLOYMENT STATUS

               8.1     If a participant’s status as an eligible employee (as defined in Section 2) terminates for a reason other than death during the SPR Period and while the participant has an election under Section 5 in effect, such participant shall have the right, exercisable only by written notice to the DHR at any time after the participant’s termination (but no later than the corresponding Exercise Date), to withdraw all funds in such participant’s Account. If such notice is given, all funds in the terminated participant’s Account shall be paid to the participant, without interest. In all other cases, the amount credited to the participant’s Account shall be applied in the manner specified in Section 6.1.

               8.2     If a participant commences an unpaid leave of absence while an election under Section 5 is in effect with respect to the participant and such participant returns to active service during the SPR Period, the participant’s payroll deductions will be resumed if administratively practicable.

               8.3     If a participant dies during the SPR Period when an election under Section 5 is in effect with respect to such participant, such participant’s beneficiary (as defined in Section 9.3) may, within 45 days after such participant’s death but not later than the corresponding Exercise Date, by written notice to the DHR elect to either:

(a)

have the amount then credited to the participant’s Account applied in the manner specified in Section 6.1 and take the shares of Stock purchased, if any, subject to the same terms that would have applied to the participant had the participant survived; or

(b)	withdraw the entire amount in the participant’s Account, without interest, and terminate the participant’s election to purchase Stock.

          In the event the beneficiary of such a participant shall fail to give notice within the prescribed period, the amount then credited to the participant’s Account shall be paid in cash to such beneficiary, without interest.

SECTION 9. NON-ASSIGNABILITY AND TRANSFER RESTRICTIONS;
DESIGNATION OF BENEFICIARY

               9.1     No SPR granted under the Plan shall be transferable by an employee. Except as provided in Section 8.3, each SPR shall be exercisable only by the employee to whom it has been granted. Any attempted voluntary assignment or transfer shall be void. Except as provided in Section 8.3, any purported involuntary assignment or transfer of an employee’s SPR granted under the Plan, whether by operation of law or otherwise, shall have the effect of terminating such SPR, and the amount then credited to the participant’s Account shall be paid in cash to the participant or to such participant’s beneficiary, as the case may be, without interest.

               9.2     Shares of Stock will not be issued pursuant to this Plan unless such issuance is registered at the time thereof under an effective registration statement under the Securities Act. If Stock is sold by a participant prior to the later of two years after the Grant Date of the SPRs pursuant to which such Stock was issued or one year after the issuance of such Stock to the participant, such sale will disqualify the issuance of such Stock from treatment under Code Section 421(a).

               9.3     A participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of a beneficiary may be changed by the participant at any time by written notice to the DHR. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the participant under the Plan.

SECTION 10. ADMINISTRATION AND REPORTS

               10.1    The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the sole and absolute power and authority to construe and interpret the Plan and adopt from time to time such rules and regulations as it deems necessary to carry out the Plan. Determinations, interpretations or other actions made or taken by the Compensation Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all participants.

               10.2    Participants will receive at least annually, individual reports as to the number of shares of Stock purchased by such participant under the Plan during the preceding year.

SECTION 11. AMENDMENT AND TERMINATION

               11.1    The Compensation Committee shall have the right to suspend, terminate, amend or modify the Plan in any respect at any time without notice; provided, however, that, except as otherwise explicitly set forth herein, no suspension, termination, amendment or modification (collectively, a “Change”) may be made more than once within a six month period, nor shall any such Change impair the rights of an employee with respect to any outstanding SPR without the consent of such employee, unless such Change is necessary to comply with any applicable law. Furthermore, without the approval of the stockholders of the Company, the Plan may not be amended in any manner that will (a) increase the number of shares of Stock subject to the Plan, (b) cause SPRs issued under the Plan to fail to meet the requirements of “employee stock purchase plan” as defined in Code Section 423, (c) materially increase the benefits to participants under the Plan or (d) materially modify the requirements as to eligibility for participation in the Plan.

               11.2    Whenever any change is made in the Stock as a result of a stock dividend, stock split, subdivision, combination or reclassification, appropriate action will be taken by the Company to adjust accordingly the price of shares of Stock subject to SPRs outstanding under the Plan.

               11.3    The Plan shall terminate upon the earlier of the issuance of all of the shares of Stock reserved for issuance under the Plan or July 1, 2009.

SECTION 12. NO RIGHT TO EMPLOYMENT

          Neither the adoption of the Plan nor the granting of an SPR under the Plan shall confer upon any employee of the Company or any Subsidiary any right to continued employment or participation in the Plan nor shall it interfere with the right of the Company and any Subsidiary to terminate the Plan or employment of any of their employees at any time, with or without cause.

SECTION 13. GOVERNING LAW

          The Plan and all determinations made and actions taken pursuant to the Plan shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles. The provisions of the Plan shall be interpreted in a manner necessary to sustain its legality and enforceability. The unenforceability of any provision of the Plan in a specific situation shall not affect the enforceability of that provision in another situation or the other provisions of the Plan.

SECTION 14. DISPUTES

          All disputes arising out of the interpretation or application of the Plan shall be decided by the Compensation Committee. In the event of a dispute with a participant, the Compensation Committee shall provide that participant with a written determination within 30 days of its decision with respect to the dispute.

SECTION 15. CERTAIN PARTICIPANTS

          With respect to directors, officers and employees of the Company (“Section 16 Persons”) who are required to report their holdings and transfers of Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or any replacement rules or regulations under the Exchange Act and, with respect to such Section 16 Persons, the Compensation Committee may take such additional actions and/or require such additional or different agreements of such persons (with such persons’ consent) as it deems necessary or appropriate (on the advice of counsel to the Company) to ensure that transactions involving Section 16 Persons hereunder are exempt under Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to comply with all applicable conditions of Rule 16b-3 or any replacement rules or regulations under the Exchange Act, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

SECTION 16. APPROVAL OF STOCKHOLDERS

          The Plan shall take effect upon its approval by the stockholders of the Company. Plan initially approved by the stockholders of the Company on June 23, 1994.

          On March 19, 1999 Osteotech’s stock split so that for every two shares outstanding a holder would receive 3 shares. Therefore, the number of shares issuable pursuant to the Plan increased from 250,000 to 375,000.

          The Plan was amended by the stockholders of the Company on June 13, 2002, increasing he number of shares issuable pursuant to he plan from 375,000 to 575,000.

          The Plan was further amended by the stockholders of the Company on June 9, 2005, extending the expiration date of the plan to July 1, 2009.